EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 33-48815 on Form S-8 dated June 24, 1992 and Registration Statement Number 333-73306 on Form S-8 dated November 14, 2001 and Registration Statement Number 333-100841 on Form S-8 dated October 30, 2002 of our report dated May 13, 2003, with respect to the consolidated financial statements and schedule of Mentor Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2003.

/s/ERNST & YOUNG LLP
Los Angeles, California

June 25, 2003